UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 8, 2022
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, 20th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.
On February 8, 2022 (the “Effective Date”), VICI Properties L.P. (the “Borrower”), a wholly owned subsidiary of VICI Properties Inc. (the “Company”), entered into a new Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Credit Agreement”), comprised of a $2.5 billion senior unsecured revolving credit facility scheduled to mature on March 31, 2026 (the “Revolving Credit Facility”) and a $1.0 billion senior unsecured delayed draw term loan facility scheduled to mature on March 31, 2025 (the “Delayed Draw Term Loan” and, together with the Revolving Credit Facility, the “Credit Facilities”). As of the Effective Date, no borrowings were outstanding on either the Delayed Draw Term Loan or the Revolving Credit Facility. The Delayed Draw Term Loan is available to be drawn up to 12 months following the Effective Date. The Company expects to use the proceeds from the Credit Facilities for general corporate purposes, including the financing of working capital needs, repayment of permitted indebtedness, acquisitions and other investments permitted by the Credit Agreement.
The Revolving Credit Facility includes two six-month maturity extension options and the Delayed Draw Term Loan includes two twelve-month extension options, in each case, the exercise of which is subject to customary conditions and the payment of an extension fee of 0.0625% on the extended commitments, in the case of each six-month extension of the Revolving Credit Facility, and 0.125% on the extended term loans, in the case of each twelve-month extension of the Delayed Draw Term Loan. The Credit Facilities include the option to increase the revolving loan commitments by up to $1.0 billion (for a total of $3.5 billion) and increase the delayed draw term loan commitments or add one or more new tranches of term loans by up to $1.0 billion (for a total of $2.0 billion) in the aggregate, in each case, to the extent that any one or more lenders (from the syndicate or otherwise) agree to provide such additional credit extensions.
Borrowings under the Credit Facilities will bear interest, at the Borrower’s option, (i) with respect to the Revolving Credit Facility, at a rate based on SOFR (including a credit spread adjustment) plus a margin ranging from 0.775% to 1.325% or a base rate plus a margin ranging from 0.00% to 0.325%, in each case, with the actual margin determined according to the Company’s credit ratings, and (ii) with respect to the Delayed Draw Term Loan, at a rate based on SOFR (including a credit spread adjustment) plus a margin ranging from 0.85% to 1.60% or a base rate plus a margin ranging from 0.00% to 0.60%, in each case, with the actual margin determined according to the Company’s credit ratings. The base rate is the highest of (i) the prime rate of interest last quoted by the Wall Street Journal in the U.S. then in effect, (ii) the NYFRB rate from time to time plus 0.5% and (iii) the SOFR rate for a one-month interest period plus 1.0%, subject to a floor of 1.0%. In addition, the Credit Facilities require the payment of a facility fee ranging from 0.15% to 0.375% (depending on the Borrower’s credit ratings) of total commitments. The Credit Facilities may be voluntarily prepaid in full or in part at any time, subject to customary breakage costs incurred in connection with any prepayment of a SOFR loan, if applicable.
If commitments and loans pursuant to each bridge facility contemplated by (i) that certain Commitment Letter dated August 4, 2021, which was executed in connection with the Company’s pending acquisition of MGM Growth Properties, LLC (the “MGP Transactions Bridge Facility”) and/or (ii) that certain Commitment Letter, dated as of March 2, 2021, which was executed in connection with the Company’s pending acquisition of the Venetian Resort Las Vegas and Venetian Expo (the “Venetian Transactions Bridge Facility” and together with the MGP Transactions Bridge Facility, the “Bridge Facilities”), are funded and remain outstanding for 90 days, then the Credit Facilities are required to be secured on a second priority basis with the same collateral securing such Bridge Facilities for so long such Bridge Facility remains outstanding.
The Credit Agreement contains customary representations and warranties and affirmative, negative and financial covenants. Such covenants include restrictions on mergers, affiliate transactions, and asset sales as well as the following financial maintenance covenants:
•percentage of net total indebtedness to total asset value of not more than 60% as of the last day of any fiscal quarter (or 65% for up to four consecutive fiscal quarters following any material acquisition);
•ratio of total EBITDA to total fixed charges of not less than 1.50 to 1.00;
•percentage of net secured indebtedness to total asset value of not more than 30%, but increasing to 40% following the repayment in full or termination of the commitments in respect of the Bridge Facilities;
•following the repayment in full or termination of the commitments in respect of the Bridge Facilities, percentage of net unsecured indebtedness to the asset value of unencumbered properties of not more than 60% (or 65% for up to four consecutive fiscal quarters following any material acquisition); and
•following the repayment in full or termination of the commitments in respect of the Bridge Facilities, ratio of unencumbered net operating income to unsecured interest expense of not less than 1.75 to 1.00.

The Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrower under the Credit Agreement to be immediately due and payable. The Credit Agreement is consistent with certain tax-related requirements related to security for the Company’s debt.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
On the Effective Date, the existing credit agreement by and among VICI Properties 1 LLC, a wholly owned subsidiary of the Company, as borrower, Goldman Sachs Bank USA, as administrative agent, and the other loan parties and lenders party thereto entered into in December 2017 (as amended and restated in May 2019 and amended in January 2020, and as further as amended, amended and restated and otherwise modified, the “Existing Credit Agreement”) comprised of a $2.2 billion Term Loan B Facility, which was repaid in full on September 15, 2021, and a $1.0 billion undrawn Secured Revolving Credit Facility (the “Existing Credit Facilities”) was terminated. All liens securing the Existing Credit Facilities and subsidiary guarantees of the Existing Credit Facilities were automatically released upon the termination of the Existing Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated as of February 8, 2022, by and among VICI Properties L.P., as Borrower, the financial institutions party thereto as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: February 8, 2022	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary